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                                                                     Exhibit 5.1

                             OPINION OF MINTZ LEVIN

MINTZ LEVIN                                                 One Financial Center
                                                                Boston, MA 02111
                                                                    617-542-6000
                                                                617-542-2241 fax
                                                                   www.mintz.com

                               September 23, 2005

OXiGENE, Inc.
230 Third Avenue
Waltham, MA 02451

Ladies and Gentlemen:

      We have acted as counsel to OXiGENE, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to $75,000,000 aggregate principal amount of its common stock, $0.01 par value per share (the "Common Stock"), debt securities (the "Debt Securities") and/or warrants (the "Warrants") (collectively, the "Securities"), which may be sold by the Company from time to time.

      In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon the foregoing, we are of the opinion that:

      1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

      2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate

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            Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder,
            (iv) if the applicable Debt Securities are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (vi) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and
            (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

      Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ MINTZ, LEVIN, COHN, FERRIS,
                                               GLOVSKY AND POPEO, P.C.